Exhibit 10.24

From:      Ronagold Limited
Bedford House
69-79 Fuham High Street
London SW6 3JW

To:           19 Recordings Limited
33 Ransome’s Dock
35-37 Parkgate Road
London SW11 4NP

14 October, 2004

Dear Sirs:

Pop Idol/Idols

We refer to the option agreement between you and us dated 8 February 2002 (“the Agreement”).

In consideration of the sum of one pound (£l) now paid by us to you and the mutual promises contained herein you and we have mutually agreed to vary the Agreement as follows:-

1.             INTENTIONALLY DELETED

2.              Clause 3.1 of the Agreement shall be deemed amended with effect from the date of signature thereof by the deletion from the seventh line of the words “BMG/Bertelsmann group of companies” and the substitution therefor of the words “Sony BMG Music Entertainment group of companies or such group’s customary licensee in the Relevant Territory”.

3.             19 consents to Simon Cowell being present at recording sessions in addition to the representative of the US Licensee pursuant to clause 3.2 of the US Licence attached to the Agreement as Exhibit A. Ronagold shall obtain the consent of the US Designee to the presence of Simon Cowell at such recording sessions.

4.             (a)            It is agreed that BMG Records Africa PTY Limited (“BMG Africa”) has been designated by Ronagold as the ROW Designee in respect of the first and second Series for the Relevant Territory of South Africa.

(b)           Ronagold agrees that BMG Africa shall have the right to make up to two recordings by each of the 11 Finalists of the first and second Series in South Africa (making a total of up to 22 recordings in respect of each Series) for release as ‘Idols’ compilation albums, the first of which was released in South Africa on 11th July 2002. The recordings shall be treated as Override Masters and the compilation albums shall be treated as albums of Override Masters. Ronagold agrees to procure that BMG Africa pays to 19 on Ronagold’s behalf an advance of £5,000 in relation to each such compilation album (to the extent not already paid prior to the date hereof) and Ronagold shall account and, subject to recoupment of the said advance, pay Override Royalties to 19 calculated at the rates set out in paragraph Al of Schedule 2 to the Agreement on all sales of the said compilation albums. For the avoidance of doubt, Ronagold’s liability to pay Override Royalties to 19 in respect of records embodying the said albums shall be limited to the foregoing sentence, so that Ronagold shall not be liable to pay 19 a double royalty in respect thereof.

(c)           Ronagold agrees to procure the payment by BMG Africa of an advance of ZAR 150,000 to the Winner of the Competition within 14 days after the final episode of the first Series. 19 acknowledges that Ronagold has complied with the said obligation. Ronagold agrees to procure the payment by BMG Africa (if not already made prior to the date hereof) of an advance of ZAR 150,000 (less ZAR 22,500 payable to the management designee in South Africa) to the Winner of the Competition within 14 days after the final episode of the second Series.

5.             (a)            It is agreed that BMG Poland Ltd (“BMG Poland”) shall be the ROW Designee in respect of the first, second and third Series for the Relevant Territory of Poland.

(b)           19 agrees that BMG Poland shall have the right to make up to two recordings by each of the 10 Finalists of each Series in Poland (making a total of up to 20 recordings in respect of each Series) for release on ‘Idols’ compilation albums, the first of which was released in Poland in August 2002. The recordings shall be treated as Override Masters and each compilation shall be treated as an album of Override Masters. Ronagold agrees to procure that BMG Poland pays to 19 on Ronagold’s behalf an advance of £5,000 within 14 days after the date hereof in relation to the compilation album for the first Series (receipt of which is hereby acknowledged) and Ronagold shall account for and, subject to recoupment of such advance, pay Override Royalties to 19 at the rates set out in paragraph Al of Schedule 2 to the Agreement on all sales of the compilation albums. There shall be no advance for the compilation album for the second Series. For the avoidance of doubt, Ronagold’s liability to pay Override Royalties to 19 in respect of records embodying the said albums shall be limited to the foregoing sentence, so that Ronagold shall not be liable to pay 19 a double royalty in respect thereof.

(c)           INTENTIONALLY DELETED.

6.             (a)            In Clause 3.3 the second sentence (beginning “The form of ………..” and ending “………… country concerned”) shall be deemed deleted in respect of Series commencing after the date of signature hereof and replaced with:

“Ronagold shall ensure that the form of and terms contained in the Recording Agreements shall comply with clause 3.18 below but Ronagold shall not be in breach of the Agreement if its choice as to the Local Record Company refuses to contract on all such terms”.

(b)           A new clause 3.18 shall be deemed added to the Agreement in respect of recording agreements entered into after the date of signature hereof in the following terms:

“3.18 The Recording Agreement to be entered into by the Winning Artist and any Finalist pursuant to clause 3.3 above:

(i)            shall be based on the ROW Designee’s usual exclusive recording agreement;

(ii)           shall provide for an initial firm recording commitment of a minimum of one album;

(iii)          shall provide for advances, creative controls, royalties and approvals commensurate with such terms available in ROW Designee’s agreements to an artist who has already had one ‘platinum’ selling album prior to signature in the country concerned;

(iv)          shall provide a commitment to release the first album in the country concerned within a reasonable time following delivery of the completed album;

(v)           shall not attempt to obtain any merchandising (it being acknowledged and agreed that for the purposes of this sub-clause (v) the term ‘merchandising’ shall exclude so-called “electronic ‘merchandising’ e.g. ringtones whether they do or do not embody master recordings), sponsorship, advertising or endorsement rights from the artist concerned;

(vi)          shall not restrict the artist’s ability to perform live concerts (provided no recording of such concert is to be made by any party whatsoever (including but not limited to 19 and any other company within the 19 group of companies) other than the ROW Designee and other than to satisfy local series TV broadcast obligations (but not in any event on a pay-per-view basis or subscription basis));

(vii)         shall not attempt to obtain the songwriting services of the artist, obtain assignment or licence of rights in musical compositions written by the artist (other than normal warranties concerning so-called ‘controlled compositions’) or require the artist to grant such rights to any third party;

(viii)        shall PROVIDED ALWAYS THAT 19 have served the relevant notice upon Ronagold pursuant to sub-clause 3.2 above be supplied to 19 promptly following 19’s request therefor solely in order to enable 19 to check that the same complies with this sub-clause 3.18; and

(ix)           shall be executed by the ROW Designee promptly following execution of the agreement by each Finalist.

7.             In the first line of clause 3.4 of the Agreement the word ‘BMG’ shall be deemed deleted with effect from signature of the Agreement and replaced with the word ‘Ronagold’.

8.             (a)           In the event that Ronagold exercises its option to be the Local Record Company in respect of the Third Series in the

Relevant Territory of the United Kingdom pursuant to clause 4.12 of the Agreement, 19 hereby grants to Ronagold an exclusive irrevocable option (‘the Third Series Compilation Option’) to enter into a licence agreement with 19 for the Third Series compilation album and any and all proposed single releases (‘Group Singles’) embodying recordings by predominantly all of the Finalists (‘Group Recordings’). 19 shall not make more than one such compilation album in relation to the Third Series without Ronagold’ s prior written consent.

(b)           Ronagold shall have the right to exercise the Third Series Compilation Option pursuant to sub-clause 8(a) above by notice in writing served on 19 within 21 days after receipt by Ronagold of notice from 19 complying with the provisions of sub-clause (c) below confirming:

(i)            that 19 intends to make a compilation album (and, if applicable, one or more Group Recordings) featuring recordings by the Finalists of the Third Series in the Relevant Territory of the United Kingdom;

(ii)           19’s bona fide estimate of the recording costs and the producer advances to be incurred by 19 in making the compilation album (and any applicable Group Recordings) (which the parties do not intend should exceed £25,000 per track in aggregate);

(iii)          the bona fide amount payable directly to the Finalists by way of advances against royalties in respect of tracks for the compilation album (and any Group Recordings);

(iv)          the proposed release date(s);

(v)           the proposed track listing(s);

(vi)          any restriction upon, or dilution of, the Artist Rights (as defined in sub-clause (c) below.

(c)           19 shall serve such notice no earlier than seven (7) days after broadcast in the UK of the first programme following selection of all of the Finalists, and no later than six (6) weeks prior to the broadcast in the UK of the last programme in the series (the period between the said two (2) dates being hereinafter referred to as ‘the Notice Period’)). 19 shall use its commercial endeavours to secure from the Finalists the necessary rights to enable 19 to enter into the applicable compilation album licence agreement with Ronagold (‘the Artist Rights’). If 19 is unable to secure the Artist Rights,  19 shall notify Ronagold to that effect within the Notice Period, and if 19 (prior to, during or after the Notice Period) acquires the Artist Rights it shall then serve a notice on Ronagold in accordance with sub-clause (b) above and Ronagold shall have the Third Series Compilation Album Option on the terms set out above. If Ronagold exercises its option pursuant to sub-clause 8(a) above, 19 and Ronagold will promptly thereafter execute an agreement (‘the

Third Series Compilation Licence’) on the terms contained in the agreement of even date herewith between 19 and Ronagold regarding the compilation album for the second Series in the United Kingdom mutatis mutandis save that it is acknowledged and agreed that if the Profit (as defined therein) is a negative amount, i.e. a loss has been made by Ronagold, 19 shall have no liability to make a contribution to Ronagold in respect of such loss.

(d)           For the avoidance of doubt, no additional advances or royalties will be payable by Ronagold in respect of the making or exploitation of the recordings comprised on the Third Series Compilation Album and any Group Recordings other than pursuant to the Third Series Compilation Licence (for example, Ronagold will not be obliged to pay any advances and/or royalties for such recordings under any Licence Agreement entered into in respect of the Winning Artist or any other Finalist in respect of whom Ronagold has exercised its option to be the Local Record Company in the United Kingdom).

(e)           INTENTIONALLY DELETED

(f)            If Ronagold so wishes, Ronagold may create and maintain a website relating to the Third Series Compilation Album, the costs of which shall be subject to 19’s approval (such approval not to be unreasonably withheld or delayed) and shall be a Cost within the meaning of sub-clause (vi) above. 19 shall supply to Ronagold all materials (at cost price) and co-operation reasonably required by Ronagold in connection therewith.

(g)           19 shall not release a long-form video (whether in VHS format, DVD format or any other format) featuring the Finalists which is substantially similar, in terms of musical content, to the Third Series Compilation Album.

8A.          If Ronagold exercises its option pursuant to clause 4.19 of the Option Agreement to enter into a Licence Agreement with 19 for the Winning Artist of the fourth Series in the Relevant Territory of the United Kingdom, 19 hereby grants to Ronagold an exclusive irrevocable option to enter into an agreement with 19 for the compilation album to be released in association with the fourth Series in the UK on the same terms and conditions as apply in respect of the compilation album to be released in association with the third Series in the UK.

8B.          The following sentence shall be deemed added with effect from the date of signature hereof to sub-clauses 3.2, 4.13 and 4.20 of the Agreement:-

‘19 shall serve such confirmatory notice on Ronagold by no later than 30 days prior to first transmission of the first programme in the Series in question, whether or not any formal agreement in respect of the relevant Television Rights has yet been concluded, and if 19 fails to serve such notice prior to 90 days prior to first transmission of the first programme in the Series in question, Ronagold shall be entitled (but not obliged) to treat such notice as having been served. In any event, 19 shall send to Ronagold all available information regarding the Series as soon as the same is available without prejudice to Ronagold’s right to proceed as aforesaid.’

8C.          The words ‘if available’ shall be deemed inserted with effect from the date hereof in sub-clauses 3.2(b),4.13(b) and 4.20(b) of the Agreement, in each case after the word ‘same’ and before the parenthesis.

9.             (a)            For the avoidance of doubt Ronagold and/or Ronagold’s ROW Designee shall be entitled in relation to any compilation album and Group Single(s) to which it acquires rights hereunder to (i) refer to the title of the Series on the packaging of Records embodying the same and in all promotional and marketing materials therefor and (ii) to incorporate the Series logo on the packaging of all Records embodying such compilation album/Group Single, and in all promotional and marketing materials therefor.

(b)           In the event that Ronagold does not exercise its rights to acquire the Third Series compilation album or the Fourth Series compilation album in the UK then 19 may offer rights in the applicable compilation album to third parties but 19 may not grant rights in respect of any such album to any third party on terms which are less favourable to 19 in any respect unless it first gives Ronagold (by notice in writing) the opportunity to match the terms upon which it proposes to grant the said rights, and in the event that Ronagold (by notice in writing) so matches such terms within 10 days of receipt of 19’s notice 19 shall promptly enter into an agreement with Ronagold pursuant to which 19 shall grant such rights to Ronagold upon such terms. In the event that Ronagold declines to match such terms, 19 shall procure that the release of the applicable compilation shall not take place within the period commencing on the date 3 months prior to, and ending on the date 3 months after, any release by Ronagold of an album embodying performances by the winner from the applicable Series; 19 shall procure that neither the applicable compilation album nor any Group Single shall be released in the week of release of any single embodying performances by the winner of the applicable Series; and 19 shall procure that the names and likenesses of artists in respect of whom Ronagold exercises its option pursuant to the Agreement shall not, in the packaging and marketing of the applicable compilation, be given more prominence than the other artists featured thereon.

10.           INTENTIONALLY DELETED.

11.           INTENTIONALLY DELETED.

12.           INTENTIONALLY DELETED.

13.           With effect from signature hereof, a new clause 14 shall be deemed inserted into the Agreement as follows:

‘It is acknowledged and agreed that all option notices to be served by 19 upon all ROW Designees shall be served by 19 upon the applicable ROW Designee but with a copy of each notice being simultaneously sent to Ronagold, and that the applicable ROW Designee shall be the entity which serves the applicable notice (rather than Ronagold) on 19 to exercise the applicable option, which 19 agrees shall be a valid exercise thereof.’

14.           Save as varied hereby the Agreement shall remain in full force and effect.

15.           This agreement shall be governed by the laws of England whose courts shall have exclusive jurisdiction.

If the above correctly reflects your understanding of our agreement please sign where indicated below.

Yours faithfully	Accepted and Agreed

/s/	/s/
For and on behalf of Ronagold Limited	For and on behalf of 19 Recordings Limited